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                                                                    EXHIBIT 23.1




                            [LETTERHEAD OF KPMG LLP]

                          INDEPENDENT AUDITORS CONSENT

The Board of Directors
Morton's Restaurant Group, Inc.:

We consent to the use of our report dated February 1, 1999 with respect to the consolidated balance sheets of Morton's Restaurant Group, Inc. and subsidiaries as of January 3, 1999 and December 28, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 3, 1999, incorporated herein by reference.

KPMG LLP


Melville, New York
August 26, 1999